Exhibit 32.1

STATEMENT OF PRINCIPAL EXECUTIVE OFFICER OF

INTERNATIONAL TEXTILE GROUP, INC.

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of International Textile Group, Inc. (the “Company”) for the period ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kenneth T. Kunberger, President and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 25, 2015

/s/ Kenneth T. Kunberger
Kenneth T. Kunberger
President and Chief Executive Officer

The foregoing statement is being furnished to accompany International Textile Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of International Textile Group, Inc. that incorporates the Report by reference. A signed original of this written statement required by Section 906 has been provided to International Textile Group, Inc. and will be retained by International Textile Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.